POWER OF ATTORNEY
TO SIGN AND FILE FORM 3, FORM 4 AND FORM 5

      I, Martin Stogniew, hereby authorize and designate Peter T. Healy, Esq. and
C. Brophy Christensen, Esq., and each of them individually, each of O'Melveny &
Myers LLP, to sign and to file each of Form 3, Form 4 and Form 5 (and any amendments thereto) under the Securities Exchange Act of 1934, the Public Utility Holding Company
Act of 1934 and the Investment Company Act of 1940 with the Securities and Exchange
Commission (the "Commission") on my behalf.  This authorization shall remain in full force and effect until I notify the Commission and Peter T. Healy, Esq. that I have revoked such authorization.

Dated: August 5, 2004  By:  /s/ Martin Stogniew